Subsidiaries of Marathon Oil	Exhibit 21.1
The names of certain subsidiaries have been omitted since, considered in the aggregate as a single subsidiary, they would not constitute a significant subsidiary, as of the end of the year covered by this report, as defined under the Securities and Exchange Commission Regulation S-X 210.1-02(w).

Company Name	Country	Country Region
Alba Associates LLC	Cayman Islands
Alba Equatorial Guinea Partnership, L.P.	United States	Delaware
Alba Plant LLC	Cayman Islands
AMPCO Marketing, L.L.C.	United States	Michigan
AMPCO Services, L.L.C.	United States	Michigan
Atlantic Methanol Associates LLC	Cayman Islands
Atlantic Methanol Production Company LLC	Cayman Islands
E.G. Global LNG Services, Ltd.	United States	Delaware
Equatorial Guinea LNG Company, S.A.	Equatorial Guinea
Equatorial Guinea LNG Holdings Limited	Bahamas
Equatorial Guinea LNG Operations, S.A.	Equatorial Guinea
Equatorial Guinea LNG Train 1, S.A.	Equatorial Guinea
Marathon E.G. Alba Limited	Cayman Islands
Marathon E.G. Holding Limited	Cayman Islands
Marathon E.G. International Limited	Cayman Islands
Marathon E.G. LNG Holding Limited	Cayman Islands
Marathon E.G. LPG Limited	Cayman Islands
Marathon E.G. Offshore Limited	Cayman Islands
Marathon E.G. Production Limited	Cayman Islands
Marathon Eagle Ford Midstream LLC	United States	Delaware
Marathon East Texas Holdings LLC	United States	Delaware
Marathon International Oil Company	United States	Delaware
Marathon International Oil Holdings LLC	United States	Delaware
Marathon International Oil Libya Limited	Cayman Islands
Marathon Offshore Alpha Limited	Cayman Islands
Marathon Oil (East Texas) L.P.	United States	Texas
Marathon Oil (West Texas) L.P.	United States	Texas
Marathon Oil Company	United States	Ohio
Marathon Oil Corporation	United States	Delaware
Marathon Oil Dutch Holdings Coöperatief U.A.	Netherlands
Marathon Oil EF LLC	United States	Delaware
Marathon Oil EF II LLC	United States	Delaware
Marathon Oil Holdings (Barbados) Inc.	Barbados
Marathon Oil International Holding C.V.	Netherlands
Marathon Oil Investment LLC	United States	Delaware
Marathon Oil Permian LLC	United States	New Mexico
Marathon Oil U.K. LLC	United States	Delaware
Marathon West Texas Holdings LLC	United States	Delaware
MOC Portfolio Delaware, Inc.	United States	Delaware
Pan Ocean Energy LLC	United States	Delaware